UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 27, 2006

VENTAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Ormsby Park Place, Suite 300, Louisville, Kentucky	40223
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (502) 357-9000

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Ventas, Inc. (the “Company”) provides its executive officers with the opportunity to receive an annual incentive cash bonus based on the attainment of certain Company and individual goals and maintains a long-term incentive award program. On January 27, 2006, the Company’s Executive Compensation Committee (the “Committee”) finalized the programs for 2006.

The Committee has established performance measures and potential bonus amounts under the annual incentive cash bonus program for 2006 performance for each of the executive officers. The performance measures under the 2006 annual incentive cash bonus program are: funds from operations growth (weighted 25%), implementation of the Company’s growth and diversification strategy (weighted 25%), and performance measures (weighted 50%) related to individual management objectives and the Company’s financial performance as determined by the Committee. The Committee established threshold, target and maximum levels for each of these performance measures. The actual bonuses payable for the 2006 year, if any, will vary depending on how actual performance compares to the threshold, target and maximum levels for each performance measure. Bonus payouts to executives, depending on their position, for threshold performance will range from one-half to one times their base salary, for target performance will range from one to two and one-half times their base salary and for maximum performance will range from one and one-half to four times their base salary.

The Committee has also established the structure for 2006 long-term incentive compensation for executive officers of the Company. 2006 long-term incentive awards for executive officers will be comprised of stock options (weighted 20%), restricted stock/restricted stock units (weighted 40%) and a three-year deferred incentive cash program (weighted 40%). The long-term incentive awards are to be determined by the Committee based upon factors such as total shareholder return, growth in funds from operations, Company values and reputation, effective diversification, capital markets execution, credit characteristics of the Company and other factors deemed relevant by the Committee. Total long-term incentive awards to executives, depending on their position, will range from one-half to four times their base salary. Under the three year deferred incentive cash program for 2006 through 2008, payout amounts, if any, will be made in January 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: February 1, 2006	By:	/s/ T. RICHARD RINEY
T. Richard Riney Executive Vice President, General Counsel and Corporate Secretary